EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (333-105683) of Greater Bay Bancorp of our report dated February 10, 2003, except for Note 21, as to which the date is February 18, 2003, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

July 11, 2003